Exhibit 4.1

COMMON STOCK COMMON STOCK

PAR VALUE $0.01

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX.

Certificate Number

SHARES

EAGLE BULK SHIPPING INC.

INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF THE MARSHALL ISLANDS

CUSIP Y2187A127

THIS CERTIFIES THAT:

is the owner of FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF Eagle Bulk Shipping Inc., transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Articles of Incorporation, as amended, and the ByLaws, as amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

DATED:

/s/ Sophocles N. Zoullas

Chairman of the Board

/s/ Adir Katzav

Treasurer

[SEAL]

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE TRUST COMPANY, N.A.

TRANSFER AGENT AND REGISTRAR,

BY

AUTHORIZED SIGNATURE

EAGLE BULK SHIPPING INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT –

Custodian

(Cust)

(Minor)

under Uniform Gifts to Minors Act

State

UNIF TRAN MIN ACT –

Custodian

(Cust)

(Minor)

under Uniform Transfers to Minors Act

State

Additional abbreviations may also be used though not in the above list.

For Value Received,                             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

Signature

Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.